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                                                                       Exhibit 1


                          METROPOLITAN FINANCIAL CORP.
                         300,000 Shares of Common Stock
                                  No Par Value

                          METROPOLITAN CAPITAL TRUST II
                           (a Delaware business trust)

                         1,500,000 Preferred Securities

                  _____% Cumulative Trust Preferred Securities
                 (Liquidation Amount $10 per Preferred Security)

                             UNDERWRITING AGREEMENT
                             ----------------------



                                                                    ______, 1999



Ryan, Beck & Co., Inc.
220 South Orange Avenue
Livingston, New Jersey 07039

Ladies and Gentlemen:

         Metropolitan Financial Corp. an Ohio corporation (the "Corporation") hereby confirms its agreement with Ryan, Beck & Co., Inc. (the "Underwriter") with respect to the issue and sale by the Corporation and the purchase by the Underwriter of 300,000 shares (the "Initial Shares") of the Corporation's Common Stock, no par value (the "Common Stock"). In addition, the Corporation proposes to issue and sell to the Underwriter, at the Underwriter's option, up to an additional 45,000 shares (the "Option Shares") of Common Stock as set forth herein. The term "Shares" as used herein, unless indicated otherwise, shall mean the Initial Shares and the Option Shares.

         Metropolitan Capital Trust II (the "Trust"), a statutory business trust organized under the Business Trust Act of the State of Delaware (the "Delaware Act"), and the Corporation, as depositor of the Trust and as guarantor (the Trust and the Corporation are referred to collectively as the "Offerors"), also hereby confirm their agreement with the Underwriter, with respect to the issue and sale by the Trust and the purchase by the Underwriter of 1,500,000 (the "Initial Securities") of the Trust's ____% Cumulative Trust Preferred Securities (the "Preferred Securities"). The Trust and the Corporation also propose to issue and sell to the Underwriter, at the Underwriter's option, up to an additional 225,000 Preferred Securities (the "Option Securities") as set forth herein. The term "Preferred Securities" as used herein, unless indicated


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otherwise, shall mean the Initial Securities and the Option Securities. The
Shares and the Preferred Securities are collectively referred to herein as the "Securities."

         The Preferred Securities and the Common Securities (as defined herein) are to be issued pursuant to the terms of an Amended and Restated Trust Agreement to be dated as of ______, 1999 (the "Trust Agreement"), among the Corporation, as depositor, and Wilmington Trust Company (the "Trust Company"), a Delaware corporation, as property trustee (the "Property Trustee"), and Judith
Z. Adam and David W. Gifford (the "Administrative Trustees" and, together with the Property Trustee, the "Trustees") and the holders from time to time of undivided interests in the assets of the Trust. The Preferred Securities will be guaranteed by the Corporation, on a subordinated basis and subject to certain limitations, with respect to distributions and payments upon liquidation, redemption or otherwise (the "Guarantee") pursuant to the Preferred Securities Guarantee Agreement to be dated as of ______, 1999 (the "Guarantee Agreement") between the Corporation and the Trust Company, as guarantee trustee (the "Guarantee Trustee"). The assets of the Trust will consist of _____% junior subordinated debentures due June 30, 2029 (the "Junior Subordinated Debentures") of the Corporation which will be issued under the Indenture to be dated as of ______, 1999 (the "Indenture"), between the Corporation and the Trust Company, as trustee (the "Indenture Trustee"). The Corporation has agreed to pay all costs, expenses and liabilities of the Trust payable to third parties, with certain exceptions, pursuant to the Agreement as to Expenses and Liabilities, dated as of ______, 1999, between the Corporation and the Trust (the "Expense Agreement"). Under certain circumstances, the Junior Subordinated Debentures will be distributable to the holders of undivided beneficial interests in the assets of the Trust. The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Corporation of the Trust's common securities (the "Common Securities") and will be used by the Trust to purchase an equivalent amount of the Junior Subordinated Debentures.

         The public offering price for the Securities, the purchase price to be paid by the Underwriter for the Securities, the commission per Preferred Security to be paid by the Corporation to the Underwriter and the distribution of interest to be paid on the Preferred Securities shall be agreed upon by the Corporation and the Underwriter, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication between the Corporation and the Underwriter and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and all references herein to "this Agreement" shall be deemed to include, the Price Determination Agreement.

         The Offerors have prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File Nos. 333-72991 and 333-72991-01) covering the registration of the Shares, the Preferred Securities, the Guarantee and the Junior Subordinated Debentures under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses, and, if such registration statement has not become effective, the Corporation will prepare and file, prior to the effective date of such registration statement, an amendment to such registration statement, including a final prospectus.


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Each prospectus used before the time such registration statement becomes effective is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto at the time it becomes effective, is herein called the "Registration Statement," and the prospectus, included in the Registration Statement at the time it becomes effective is herein called the "Prospectus," except that if any revised prospectus provided to the Underwriter by the Corporation for use in connection with the offering of the Securities differs from the prospectus included in the Registration Statement at the time it becomes effective (whether or not such prospectus is required to be filed pursuant to Rule 424(b) under the 1933 Act ("Rule 424(b)"), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first furnished to the Underwriter for such use.

         The Corporation understands that the Underwriter proposes to make a public offering of the Securities (the "Offering") as soon as possible after the Registration Statement becomes effective. The Underwriter may assemble and manage a selling group of broker-dealers that are members of the National Association of Securities Dealers, Inc. ("NASD") to participate in the solicitation of purchase orders for the Securities.

         Section 1.   REPRESENTATIONS AND WARRANTIES.

         (a) The Offerors jointly and severally represent and warrant to and agree with the Underwriter that:

                  (i) When the Registration Statement shall become effective and at all times subsequent thereto up to the Closing Time referred to below (and, with respect to the Option Shares and the Option Securities, up to the Option Closing Date referred to below), (A) the Registration Statement and any amendments and supplements thereto will comply in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"); (B) neither the Registration Statement nor any amendment or supplement thereto will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and
(C) neither the Prospectus nor any amendment or supplement thereto will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Offerors by the Underwriter expressly for use in the Registration Statement or the Prospectus, or any information contained in any Form T-1 which is an exhibit to the Registration Statement. The statements contained in the last paragraph of the front cover page of the Prospectus and under the caption "Underwriting" in the Prospectus constitute the only information furnished to the Offerors in writing by the Underwriter expressly for use in the Registration Statement or the Prospectus.

                  (ii) Crowe Chizek and Company LLP, who are reporting upon the audited financial statements included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iii) The audited consolidated financial statements (including the notes thereto) included in the Registration Statement present fairly the consolidated financial position


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of the Corporation and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Corporation and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The selected financial, pro forma and statistical data included in the Prospectus are accurate in all material respects and present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement.

                  (iv) The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus. Each subsidiary of the Corporation (other than Metropolitan Bank & Trust Company (the "Bank") and the Trust) is an entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization with corporate power and authority under such laws to own, lease and operate its properties and conduct its business. The Corporation and each of its subsidiaries (other than the Bank and the Trust) is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Corporation and its subsidiaries, considered as one enterprise.

                  (v) The Corporation is duly registered with the Office of Thrift Supervision as a savings and loan holding company under the Home Owners' Loan Act of 1933, as amended (the "HOLA"); the deposit accounts of the Bank are insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC"), up to the maximum allowable limits thereof. The Offerors have all such power, authority, authorization, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares, the Preferred Securities and the Junior Subordinated Debentures.

                  (vi) The Bank is a savings association duly organized, validly existing and in good standing under the laws of the State of Ohio with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; the Bank is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Bank and its subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock of the Bank and each of the Corporation's other subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Corporation directly or


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indirectly, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                  (vii) Except for the Trust, Metropolitan Capital Trust I and the Bank, the Corporation does not have any "significant subsidiaries" as defined in Rule 1-02 of Regulation S-X of the Commission.

                  (viii) The Corporation had at the date indicated a duly authorized and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization."

                  (ix) This Agreement has been duly authorized, executed and delivered by the Offerors and, when duly executed by the Underwriter, will constitute the valid and binding agreement of the Offerors enforceable against the Offerors in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The Guarantee Agreement, the Junior Subordinated Debentures, the Trust Agreement, the Expense Agreement and the Indenture have each been duly authorized and, when duly executed and delivered by the Corporation and, in the case of the Guarantee Agreement, by the Guarantee Trustee, in the case of the Trust Agreement, by the Trustees, and in the case of the Indenture, by the Indenture Trustee, will constitute valid and legally binding obligations of the Corporation enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or general equitable principles. The Junior Subordinated Debentures are entitled to the benefits of the Indenture; and the Guarantee Agreement, the Junior Subordinated Debentures, the Trust Agreement, the Expense Agreement and the Indenture conform in all material respects to the descriptions thereof in the Prospectus. The Trust Agreement, the Guarantee Agreement and the Indenture have been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA").

                  (x) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Delaware Act with the power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus. The Trust has conducted no business to date, and it will conduct no business in the future that would be inconsistent with the description of the Trust set forth in the Prospectus. The Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Trust Agreement and the agreements and instruments contemplated by the Trust Agreement or described in the Prospectus; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Trust Agreement and described in the Prospectus; and the Trust is not a party to or subject to any action, suit or proceeding of any nature; the Trust is not, and at the Closing Time will not be, to the knowledge of the Offerors, classified as an association taxable as a corporation for United States federal income tax purposes; and the Trust is, and as of the Closing Time will be, treated as a consolidated subsidiary of the Corporation pursuant to generally accepted accounting principles.

                  (xi) The Preferred Securities have been duly and validly authorized by the Trust for issuance and sale to the Underwriter pursuant to this Agreement and, when executed and authenticated in accordance with the terms of the Trust Agreement and delivered


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by the Trust to the Underwriter pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable and will constitute valid and legally binding obligations of the Trust enforceable in accordance with their terms and entitled to the benefits provided by the Trust Agreement. The Preferred Securities conform in all material respects to the description thereof in the Prospectus, and such description conforms in all material respects to the rights set forth in the instruments defining the same; the holders of the Preferred Securities will be entitled to the same limitation of personal liability extended to shareholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and the issuance of the Preferred Securities is not subject to any preemptive or other similar rights.

                  (xii) The Common Securities have been duly and validly authorized by the Trust and, upon delivery by the Trust to the Corporation against payment therefor as described in the Prospectus, will be duly and validly issued and fully paid undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof in the Prospectus; the issuance of the Common Securities is not subject to any preemptive or other similar rights; and at the Closing Time, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Corporation, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                  (xiii) The issuance and sale of the Preferred Securities and the Common Securities by the Trust, the compliance by the Trust with all of the provisions of this Agreement, the purchase of the Junior Subordinated Debentures by the Trust, and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Trust Agreement or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or any of its properties; and no consent, approval, authorization, order, license, certificate, permit, registration or qualification of or with any such court or other governmental agency or body is required to be obtained by the Trust for the issue and sale of the Preferred Securities and the Common Securities by the Trust, the purchase of the Junior Subordinated Debentures by the Trust or the consummation by the Trust of the transactions contemplated by this Agreement and the Trust Agreement, except for such consents, approvals, authorizations, licenses, certificates, permits, registrations or qualifications as have already been obtained, or as may be required under the 1933 Act or the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, state securities laws or the TIA.

                  (xiv) Subject to the Corporation's receipt of a waiver from Huntington National Bank pursuant to the Corporation's line of credit with Huntington National Bank (the "Huntington Line of Credit") with respect to the Offering, the issuance by the Corporation of the Guarantee and the Junior Subordinated Debentures, the compliance by the Corporation with all of the provisions of this Agreement, the execution, delivery and performance by the Corporation of the Trust Agreement, the Junior Subordinated Debentures, the Guarantee Agreement, the Expense Agreement and the Indenture, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which the Corporation or any of its subsidiaries is a party or by which the Corporation or any of its subsidiaries is bound or to which


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any of the property or assets of the Corporation or any of its subsidiaries is subject except as specifically set forth in the Registration Statement and the Prospectus, nor will such action result in any violation of the provisions of the Articles of Incorporation or Code of Regulations of the Corporation or of the corporate governance documents of any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Corporation, any of its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, certificate, permit, registration or qualification of or with any such court or other governmental agency or body is required for the issuance of the Guarantee and the Junior Subordinated Debentures or the consummation by the Corporation of the other transactions contemplated by this Agreement, except for such consents, approvals, authorizations, licenses, certificates, permits, registrations or qualifications as have already been obtained, or as may be required under the 1933 Act or the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, state securities laws or the TIA.

                  (xv) The Corporation and the Trust have not engaged in any activity that would result in the Trust or Corporation being, and after giving effect to the offering and sale of the Securities the Trust and the Corporation will not be, "investment companies," or entities "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (xvi) All of the outstanding shares of capital stock of the Corporation have been duly authorized and validly issued and are fully paid and non-assessable, and are not subject to the preemptive rights of any shareholder of the Corporation. The Shares to be sold by the Corporation have been duly and validly authorized and, upon issuance and delivery and payment therefore in the manner herein described, will be validly issued, fully paid and nonassessable. Upon the effective date of the offering of the Shares, there will be no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the transfer of, any shares of Common Stock pursuant to the Corporation's Articles of Incorporation, Code of Regulations or other governing documents or any agreement or other instrument to which the Corporation is a party or by which it may be bound, except as described in the Prospectus, and except for restriction on transfer imposed under applicable securities laws. The Shares conform in all material respects to the description thereof in the Prospectus, and such description conforms in all material respects to the rights set forth in the instruments defining the same.

                  (xvii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Corporation and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Corporation or any subsidiary, other than in the ordinary course of business, that is material to the Corporation and its subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Corporation on its capital stock. Neither the Corporation, the Bank nor any other subsidiary has any material liability of any nature, contingent or otherwise, except as set forth in the Prospectus.

                  (xviii) Neither the Corporation, the Bank, Metropolitan Capital Trust I nor any other subsidiary is in violation of any provision of its articles of incorporation, code of


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regulations, constitution, by-laws or Trust Agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that in the aggregate would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Corporation and its subsidiaries, considered as one enterprise.

                  (xix) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the best of the Corporation's knowledge, threatened against the Corporation, the Bank or any other subsidiary that is required to be disclosed in the Prospectus or that could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Corporation and its subsidiaries, considered as one enterprise, or that could reasonably be expected materially and adversely to affect the properties or assets of the Corporation and its subsidiaries, considered as one enterprise, or that could reasonably be expected materially and adversely to affect the consummation of the transactions contemplated in this Agreement; all pending legal or governmental proceedings to which the Corporation, the Bank or any other subsidiary is a party that are not described in the Prospectus, including ordinary routine litigation incidental to its business, are, considered in the aggregate, not material.

                  (xx) There are no material contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

                  (xxi) The Corporation and its subsidiaries each has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Corporation and its subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Corporation and its subsidiaries, considered as one enterprise, are in full force and effect, and neither the Corporation, the Bank nor any other subsidiary has any notice of any material claim that has been asserted by anyone adverse to the rights of the Corporation, the Bank or any other subsidiary under any such lease or sublease or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xxii) Each of the Corporation and its subsidiaries owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Corporation, the Bank nor any other subsidiary has received any notice of any restriction upon, or any notice of proceedings relating to revocation or modification of, any such licenses, permits, certificates, consents, orders, approvals or authorizations.

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                  (xxiii) No labor problem with the employees of the
Corporation, the Bank or any other subsidiary exists or is imminent that could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Corporation and its subsidiaries, considered as one enterprise, and the Corporation is not aware of any existing or imminent labor disturbance by the employees of any of its, the Bank's or any other subsidiary's principal suppliers, contractors or customers that could reasonably be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Corporation and its subsidiaries, considered as one enterprise.

                  (xxiv) Except as disclosed in the Prospectus, there are no persons with registration or other similar rights to have any securities of the Corporation registered pursuant to the Registration Statement or otherwise registered by the Corporation under the 1933 Act.

                  (xxv) Except as disclosed in the Prospectus, the Corporation and its subsidiaries own or possess all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets or other unpatented and/or unpatentable proprietary or confidential information systems or procedures), trademarks, service marks and trade names (collectively, "patent and proprietary rights") currently employed by them in connection with the business now operated by them except where the failure to own, possess or acquire such patent and proprietary rights would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Corporation and its subsidiaries, considered as one enterprise. Neither the Corporation, the Bank nor any other subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights, and which infringement or conflict (if the subject of any unfavorable decision, rule and refinement, singly or in the aggregate) could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Corporation and its subsidiaries, considered as one enterprise.

                  (xxvi) The Corporation and its subsidiaries have filed all federal, state and local income, franchise or other tax returns required to be filed and have made timely payments of all taxes due and payable in respect of such returns, and no material deficiency has been asserted with respect thereto by any taxing authority.

                  (xxvii) The Preferred Securities have been approved for listing on The Nasdaq Stock Market, Inc.'s National Market (the "Nasdaq National Market") and a Notification Form for Listing of Additional Shares has been properly and timely submitted to the Nasdaq National Market with respect to the Shares.

                  (xxviii) Neither the Trust, the Corporation nor any of its subsidiaries has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation, under the Exchange Act or otherwise, of the price of the Securities.

                  (xxix) Neither the Corporation nor any subsidiary is (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any applicable foreign, federal, state, municipal or


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local statutes, laws, ordinances, rules, regulations and/or orders issued pursuant to foreign, federal, state, municipal or local statutes, laws, ordinances, rules, or regulations (including those relating to any aspect of banking, savings and loan holding companies, consumer credit, truth-in-lending, usury, currency transaction reporting, environmental protection, occupational safety and health and equal employment practices), except such violations that in the aggregate will not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Corporation and its subsidiaries, considered as one enterprise.

                  (xxx) Neither the Corporation nor any subsidiary has any agreement or understanding with any person (A) concerning the future acquisition by the Corporation or the Bank of a controlling interest in any entity or (B) concerning the future acquisition by any person of a controlling interest in the Corporation or any subsidiary, in either case that is required by the 1933 Act or the 1933 Act Regulations to be disclosed by the Corporation that is not disclosed in the Prospectus.

                  (xxxi) All offers and sales of the Corporation's securities prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the 1933 Act and were duly registered or the subject of an available exception from the registration requirements of the applicable state securities or Blue Sky laws.

                  (xxxii) The Corporation and its affiliates have complied with all provisions of Section 517.075, Florida Statutes, to the extent applicable, and all rules and regulations thereunder, relating to issuers doing business in Cuba.

                  (xxxiii) The Corporation is in compliance with all material provisions of the Foreign Corrupt Practices Act of 1977. (b) Any certificate signed by any authorized officer of the Corporation or any subsidiary and delivered to the Underwriter or to counsel for the Underwriter pursuant to this Agreement shall be deemed a representation and warranty by the Corporation to the Underwriter as to the matters covered thereby.




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         Section 2.   SALE AND DELIVERY TO THE UNDERWRITER; CLOSING.

         (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Corporation agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Corporation, 300,000 Initial Shares at the purchase price and terms set forth herein and in the Price Determination Agreement.

         (b) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Trust, 1,500,000 Initial Securities at the purchase price and terms set forth herein and in the Price Determination Agreement.

         (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Corporation hereby grants an option to the Underwriter to purchase up to an additional 45,000 Shares and the Trust hereby grants an option to the Underwriter to purchase up to an additional 225,000 Preferred Securities, in accordance with the terms set forth herein and in the Price Determination Agreement. The options hereby granted will expire at 5:00 p.m. New York City time on the 30th day after the date the Registration Statement is declared effective by the Commission (or at 5:00 p.m. New York City time on the next business day following the 30th day if such 30th day is not a business day) and may be exercised, on one occasion only with respect to each option, solely for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares and Initial Securities upon notice by the Underwriter to the Corporation setting forth the number of Option Shares or Option Securities, as the case may be, as to which the Underwriter is exercising the option and the time, date and place of payment and delivery for the Option Shares or Option Securities. Such time and date of delivery (each an "Option Closing Date") shall be determined by the Underwriter but shall not be later than five full business days after the exercise of said option, nor in any event prior to Closing Time, as hereinafter defined, nor earlier than the second business day after the date on which the notice of the exercise of the option shall have been given.

         (d) Payment of the purchase price for, and delivery of certificates for, the Initial Shares and Initial Securities shall be made at the offices of Thompson Hine & Flory LLP, 3900 Key Center, 127 Public Square, Cleveland, Ohio 44114 or at such other place as shall be agreed upon by the Corporation and the Underwriter, at 9:00 a.m. Eastern time on the third full business day after the effective date of the Registration Statement, or at such other time not earlier than three nor more than ten full business days thereafter as the Underwriter and the Corporation shall determine (such date and time of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the Option Shares or Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Shares or Option Securities shall be made at the above-mentioned office of Thompson Hine & Flory, or at such other place as shall be agreed upon by the Corporation and the Underwriter, on the Option Closing Date as specified in the notice from the Underwriter to the Corporation. Payment for the Initial Shares and Initial Securities and the Option Shares and Option Securities, if any, shall be made to the Offerors by wire transfer of immediately available funds, against delivery to the Underwriter for the account of the Underwriter of Shares and Preferred Securities to be purchased by it.

         (e) The Shares and the Preferred Securities shall be issued in the form of two or more fully registered global securities (the "Global Securities") in book-entry form in such denominations and registered in the name of the nominee of The Depository Trust Company ("DTC") or in such names as the Underwriter may request in writing at least one business day before the Closing Date or the Option Closing Date, as the case may be. The Global Securities representing the Initial Shares and Initial Securities or the Option Shares and Option Securities to be purchased will be made available for examination by the Underwriter and counsel to the Underwriter not later than 10:00 a.m. New York City time on the business day prior to the Closing Time or the Option Closing Date, as the case may be.

         Section 3. CERTAIN COVENANTS OF THE OFFERORS. Each of the Offerors covenants jointly and severally with the Underwriter as follows:

         (a) The Offerors will use their best efforts to cause the Registration Statement to become effective and will notify the Underwriter immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request of the Commission to amend the Registration Statement or amend or supplement the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes. The Offerors will use their best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) The Offerors will not at any time file or make any amendment to the Registration Statement or, if the Offerors have elected to rely upon Rule 430A of the 1933 Act Regulations ("Rule 430A"), any amendment or supplement to the Prospectus of which the Underwriter shall not previously have been advised and furnished a copy, or to which the Underwriter or counsel for the Underwriter shall reasonably object.

         (c) The Offerors have furnished or will furnish to the Underwriter as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith and signed copies of all consents and certificates of experts as the Underwriter may reasonably request.

         (d) The Offerors will deliver or cause to be delivered to the Underwriter, without charge, from time to time until the effective date of the Registration Statement, as many copies of each preliminary prospectus as the Underwriter may reasonably request, and the Offerors hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Offerors will deliver or cause to be delivered to the Underwriter, without charge, as soon as the Registration Statement shall have become effective (or, if the Offerors have elected to rely upon Rule 430A, as soon as practicable after the Price Determination Agreement has been executed and delivered) and thereafter from time to time as requested by the Underwriter during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as the Underwriter may reasonably request.

         (e) The Corporation will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations, and the 1934 Act and the 1934 Act Regulations, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If, at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriter or counsel for the Offerors, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Corporation will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

         (f) The Offerors will use their best efforts, in cooperation with the Underwriter, to qualify the Securities and the Junior Subordinated Debentures, for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; PROVIDED, HOWEVER, that the Corporation shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Corporation will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided.

         (g) The Corporation will make generally available (within the meaning of Rule 158 of the 1933 Act Regulations ("Rule 158")) to its securityholders and the Underwriter as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement of the Corporation and its subsidiaries (in form complying with the provisions of Rule 158) covering a period of at least 12 months beginning after the effective date of the Registration Statement but not later than the first day of the Corporation's fiscal quarter next following such effective date.

         (h) The Trust shall apply the entire proceeds from its sale of the Preferred Securities, combined with the entire proceeds from the issuance by the Trust to the Corporation of the Trust's Common Securities, to purchase an equivalent amount of Junior Subordinated Debentures from the Corporation. The Corporation and the Bank will use the net proceeds received by them from the sale of the Shares and the Junior Subordinated Debentures in the manner specified in the Prospectus under the caption "Use of Proceeds," including the repayment of the full balance outstanding of the Huntington Line of Credit.

         (i) The Offerors, during the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of Securities, will file promptly all documents required to be filed with the Commission pursuant to
Section 13 or 14 of the 1934 Act subsequent to the time the Registration Statement becomes effective.

         (j) For a period of five years after the Closing Time, the Corporation will furnish to the Underwriter copies of all annual reports, quarterly reports and current reports filed by the Corporation with the Commission and such other documents, reports, proxy statements and information as shall be furnished by the Corporation to its shareholders generally.

         (k) The Corporation will provide to the holders of the Preferred Securities annual reports containing financial statements audited by the Corporation's independent auditors and, upon written request, the Corporation's annual reports to the Commission on Form 10-K.

         (l) The Offerors will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have issued securities that are traded on the Nasdaq National Market, in the over-the-counter market and quotations for which are reported by the Nasdaq Stock Market.

         (m) The Corporation will not take any action which would cause or result in the delisting of the Corporation's Common Stock or the Trust's Preferred Securities on the Nasdaq National Market, prior to the Closing Time, or, if the Underwriter exercises the options granted by the Offerors to cover overallotments, prior to the Option Closing Date.

         (n) If, at the time the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A, then the Offerors will prepare, and file or transmit for filing with the Commission in accordance with Rule 430A and Rule 424(b), copies of an amended Prospectus or, if required by Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus) containing all information so omitted.

         (o) The Corporation will, at its expense, subsequent to the issuance of the Securities, prepare and distribute to the Underwriter and counsel to the Underwriter, a bound volume containing copies of the documents used in connection with the issuance of the Securities.

         (p) The Offerors will not, prior to the Option Closing Date or thirty
(30) days after the date of this Agreement, whichever occurs first, incur any material liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, or any transaction with a related party which is required to be disclosed in the Prospectus pursuant to Item 404 of Regulation S-K of the Commission, except as contemplated by the Prospectus.

         (q) Except pursuant to this Agreement or with the Underwriter's written consent, for a period of 180 days from the effective date of the Registration Statement, the Offerors will not, and the Corporation has provided agreements executed by each of its executive officers and directors, providing that for a period of 180 days from the Closing Time, such person or entity will not offer for sale, sell or grant any options (other than pursuant to existing employee benefit plans and agreements, other existing compensation agreements and existing stock options), rights or warrants with respect to any securities of the Offerors, securities convertible into Common

Stock or any other capital stock or other security of the Corporation or the Trust, or otherwise dispose of directly or indirectly, any Securities of the Offeror, any shares of Common Stock or such other securities or capital stock of the Corporation or the Trust.

         Section 4.   PAYMENT OF EXPENSES.

         (a) The Offerors jointly and severally will pay and bear all costs and expenses incident to the performance of their respective obligations under this Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, all amendments thereto, all preliminary prospectuses, the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriter, (b) the preparation, printing and distribution of this Agreement, the Securities and the preparation of one or more "blue sky surveys" (the "Blue Sky Survey"), (c) the issuance and delivery of the Securities to the Underwriter, including any transfer taxes payable upon the sale of the Securities to the Underwriter, (d) the fees and disbursements of the Corporation's counsel and accountants, (e) Nasdaq Stock Market filing fees, (f) fees and disbursements of Patton Boggs LLP in connection with the Blue Sky Survey (not to exceed $5,000 without the prior written permission of the Corporation), (g) the qualification of the Securities under the applicable securities laws in accordance with Section 3(f) hereof, (h) any filing fee for review of the Offering with the NASD, (i) the legal fees and expenses of the Underwriter's counsel (with Underwriter's counsel fees not to exceed $75,000, excluding Blue Sky fees and expenses), and general out-of-pocket expenses of the Underwriter (not to exceed $10,000), in either case without the prior written consent of the Corporation, (j) the fees and expenses of the Indenture Trustee, including the fees and disbursements of counsel for the Indenture Trustee, in connection with the Indenture and the Junior Subordinated Debentures; (k) the fees and expenses of the Property Trustee, including the fees and disbursements of counsel for the Property Trustee, in connection with the Trust Agreement and the Certificate of Trust, and (l) all other costs incident to the performance of the Offerors' obligations hereunder. The Underwriter shall cause Patton Boggs LLP to deliver a copy of the Blue Sky Survey to the Corporation.

         (b) If (i) the Closing Time does not occur on or before June 30, 1999,
(ii) the Corporation abandons or terminates the Offering, or (iii) this Agreement is terminated by the Underwriter in accordance with the provisions of
Section 5 or 9(a), the Corporation shall reimburse the Underwriter for its reasonable out-of-pocket expenses, as set forth in this Section 4, including the reasonable fees and disbursements of counsel for the Underwriter.

         Section 5. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter to purchase and pay for the Securities that it has agreed to purchase pursuant to this Agreement are subject to the following further conditions:

         (a) The Registration Statement shall have become effective not later than 4:00 p.m., New York City time, on the first business day following the date hereof, or at such later time or on such later date as the Underwriter may agree to in writing; at the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall be pending or, to the Underwriter's knowledge or the knowledge of the Offerors, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriter. If the Offerors have elected to rely upon Rule 430A, a prospectus containing the information required by Rule 430A shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

         (b)   At the Closing Time, the Underwriter shall have received:

                  (i) The favorable opinion, dated as of the Closing Time, of Thompson Hine & Flory LLP, counsel for the Corporation, in form and substance reasonably satisfactory to counsel for the Underwriter, substantially in the form set forth in Exhibit B.

                  (ii) The favorable opinion, dated as of the Closing Time, of Richards, Layton & Finger, P.A., special Delaware counsel for the Offerors, in form and substance satisfactory to counsel for the Underwriter, substantially in the form set forth in Exhibit C.

                  (iii) The favorable opinion, dated as of the Closing Time, of Richards, Layton & Finger, P.A., counsel for the Indenture Trustee and the Property Trustee, in form and substance satisfactory to counsel for the Underwriter, substantially in the form set forth in Exhibit D.

                  (iv) The favorable opinion, dated as of the Closing Time, of Patton Boggs LLP, counsel for the Underwriter, in form and substance satisfactory to the Underwriter.

                  In giving such opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States and the laws of Ohio upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Underwriter, in which case the opinion shall state that such counsel believes that it, the Underwriter and the Underwriter's counsel are entitled to so rely upon the opinions of such other counsel. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers or trustees of the Corporation, the Bank and the Trust and certificates of public officials.

         (c) At the Closing Time and again at the Option Closing Date, if any,
(i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and shall conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, the Offerors shall have complied in all material respects with Rule 430A (if they shall have elected to rely thereon), and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Corporation and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business;
(iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Offerors, threatened against the Corporation or any subsidiary or the Trust that would be required to be set forth in the Prospectus that is not set forth therein, and no proceedings shall be pending or, to the knowledge of the Offerors, threatened against either of the Offerors or any subsidiary of the Corporation before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Corporation and its subsidiaries, considered as one enterprise, other than as set forth in the Prospectus; (iv) each of the Offerors shall have complied, in all material respects, with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time or Option Closing Date, as applicable; (v) the other representations and warranties of the Offerors set forth in Section l(a) hereof shall be accurate in all material respects as though expressly made at and as of the Closing Time or Option Closing Date, as applicable; and (vi) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose been initiated or, to the knowledge of the Offerors, threatened by the Commission. At the Closing Time, the Underwriter shall have received a certificate of the President and the Senior Vice President and Chief Financial Officer of the Corporation, dated as of the Closing Time, to such effect.

         (d) At the time that this Agreement is executed by the Corporation, the Underwriter shall have received from Crowe Chizek and Company LLP, a letter or letters, dated such date, in form and substance satisfactory to the Underwriter, confirming that they are independent certified public accountants with respect to the Corporation within the meaning of the 1933 Act and the 1933 Act Regulations, and stating in effect that with respect to the Corporation :

                  (i) in their opinion, the consolidated financial statements as of December 31, 1998 and 1997, and for each of the years in the three year period ended December 31, 1998 and the related financial statement schedules, if any, included in the Registration Statement and the Prospectus and covered by their opinions included therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

                  (ii) on the basis of procedures (but not an audit in accordance with generally accepted accounting standards) specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, INTERIM FINANCIAL INFORMATION, including a reading of the latest available interim consolidated financial statements of the Corporation, a reading of the minutes of all meetings of the Board of Directors of the Corporation and the Bank and of the Audit-Compliance and Electronic Data Processing and Executive Committees of the Board of Directors of the Bank since January 1, 1999, inquiries of certain officials of the Corporation and its subsidiaries responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                           (A)  the unaudited interim consolidated financial
information included in the Prospectus, if any, do not comply as to form in all material respects with applicable accounting requirements of the 1933 Act, or are not presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements included in the Prospectus;

                           (B) at a specified date not more than three days
prior to the date of this Agreement, there was any increase in long-term debt or Federal Home Loan Bank advances of the Corporation and its consolidated subsidiaries or any decrease in total assets, total deposits or shareholders' equity of the Corporation and its consolidated subsidiaries, any increase in the number of outstanding shares of capital stock of the Corporation and its consolidated subsidiaries or any increase or decrease in loan loss allowance of the Corporation and its consolidated subsidiaries, in each case as compared with amounts shown in the financial statements at December 31, 1998 included in the Registration Statement, except in all cases for changes, increases or decreases that the Registration Statement discloses have occurred or may occur; or

                           (C) for the period from January 1, 1999 to a
specified date not more than three days prior to the date of this Agreement, there was any decrease in consolidated net interest income, net income or net income per share, in each case as compared with a period of comparable length in the preceding year, except in all cases for increases or decreases that the Registration Statement discloses have occurred or may occur; and

                  (iii) in addition to the procedures referred to in clause (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement (including the Selected Consolidated Financial Data) (having compared such items with, and have found such items to be in agreement with, the financial statements of the Corporation or general accounting records of the Corporation, as applicable, which are subject to the Corporation's internal accounting controls or other data and schedules prepared by the Corporation from such records).

         (e) At the Closing Time, the Underwriter shall have received from Crowe, Chizek and Company LLP a letter, in form and substance satisfactory to the Underwriter and dated as of the Closing Time, reaffirming the statements made in the letter(s) furnished pursuant to Section 5(d) hereof, except that the inquiries specified in Section 5(d) hereof shall be made based upon the latest available unaudited interim consolidated financial statements and the specified date referred to shall be a date not more than four days prior to the Closing Time.

         (f) At the Closing Time, counsel for the Underwriter shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated in this Agreement and the matters referred to in
Section 5(c) hereof and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Offerors, the performance of any of the covenants of the Offerors or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Corporation at or prior to the Closing Time in connection with the authorization, issuance and sale of the Securities and the Junior Subordinated Debentures as contemplated in this Agreement shall be satisfactory in form and substance to the Underwriter and to counsel for the Underwriter.

         (g) Between the date of this Agreement and the Closing Time, (i) no downgrading shall have occurred in the rating accorded any securities of the Corporation or any deposit instruments of the Bank by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g) (2) of the 1933 Act Regulations and (ii) no such organization shall have given any notice of any intended or potential downgrading or of any surveillance or review, with possible negative implications, of its rating of any of the Corporation's securities or any deposit instruments of the Bank.

         (h) The Corporation shall have paid, or made arrangements satisfactory to the Underwriter for the payment of, all such expenses as may be required by
Section 4 hereof.

         (i) In the event the Underwriter exercises its option provided in
Section 2 hereof to purchase all or any portion of the Option Shares or Option Securities, the obligations of the Underwriter to purchase the Option Shares or Option Securities that it has agreed to purchase shall be subject to the receipt by the Underwriter on the Option Closing Date of:

                  (i) A certificate, dated the Option Closing Date, of the President and the Senior Vice President and Chief Financial Officer of the Corporation confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true as of the Option Closing Date;

                  (ii) The favorable opinion of Thompson Hine & Flory LLP, counsel for the Corporation, addressed to the Underwriter and dated the Option Closing Date, in form satisfactory to counsel to the Underwriter, relating to the Option Shares and/or Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(i) hereof;

                  (iii) If the option to purchase the Option Securities is exercised, the favorable opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Offerors, addressed to the Underwriter and dated the Option Closing Date, in form satisfactory to counsel to the Underwriter, relating solely to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(ii) hereof;

                  (iv) If the option to purchase the Option Securities is exercised, the favorable opinion of Richards, Layton & Finger, P.A., counsel for the Indenture Trustee and the Property Trustee, addressed to the Underwriter and dated the Option Closing Date, in form satisfactory to counsel to the Underwriter, relating solely to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(iii) hereof;

                  (v) The favorable opinion of Patton Boggs LLP, counsel to the Underwriter, dated the Option Closing Date, relating to the Option Shares and/or Option Securities and otherwise to the same effect as the opinion required by
Section 5(b)(iv) hereof; and

                  (vi) A letter from Crowe, Chizek and Company LLP addressed to the Underwriter and dated the Option Closing Date, in form and substance satisfactory to the Underwriter and substantially the same in form and substance as the letter furnished to the Underwriter pursuant to Section 5(e) hereof.

         (j) The Securities, the Guarantee and the Junior Subordinated Debentures shall have been qualified or registered for sale, or subject to an available exemption from such qualification or registration, under the Blue Sky or securities laws of such jurisdictions as shall have been reasonably specified by the Underwriter, and the Offering contemplated by this Agreement shall have been cleared by the NASD.

         If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by the Underwriter on notice to the Offerors at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4 of this Agreement. Notwithstanding any such termination, the provisions of Sections 4, 6, 10 and 12 of this Agreement shall remain in effect.

         Section 6.    INDEMNIFICATION.

         (a) The Offerors jointly and severally agree to indemnify and hold harmless the Underwriter, each officer, director, employee, counsel and agent of the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any loss, liability, claim, damage and expense whatsoever (which shall include, but not be limited to, amounts incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim or investigation whatsoever and any and all amounts paid in settlement of any claim or litigation, provided such settlement is entered into with the consent of the Offerors as provided herein), as and when incurred, arising out of, based upon or in connection with (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, contained in (A) any preliminary prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto or in any document incorporated by reference therein or required to be delivered with any preliminary prospectus or the Prospectus or (B) in any application or other document or communication (collectively called an "application") executed by or on behalf of the Corporation or the Trust or based upon written information furnished by or on behalf of the Corporation or the Trust filed in any jurisdiction in order to qualify the Securities under the "blue sky" or securities laws thereof or filed with the Commission, the NASD or any securities exchange, unless such statement or omission or alleged statement or omission was made in reliance upon and in conformity with written information concerning the Underwriter, the Underwriting Agreement or the compensation of the Underwriter furnished to the Offerors by or on behalf of the Underwriter expressly for inclusion in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant or agreement of the Offerors contained in the Underwriting Agreement. For purposes of this section, the term "expense" shall include, but not be limited to, counsel fees and costs, court costs, out-of-pocket costs and compensation for the time spent by any of the Underwriter's directors, officers, employees, counsel and agents according to his or her normal hourly billing rates. The indemnification provisions shall also extend to all directors, officers, employees, counsel and agents and controlling persons of each affiliate of the Underwriter.

         (b) The Underwriter agrees to indemnify and hold harmless each of the Offerors, each of their directors or trustees, each officer who signed the Registration Statement, and each person, if any, who controls the Offerors within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any application in reliance upon and in conformity with written information about the Underwriter, the Underwriting Agreement or the compensation of the Underwriter, furnished to either of the Offerors by the Underwriter expressly for inclusion in such preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application.

         (c) An indemnified party shall give prompt notice to each indemnifying party if any action, suit, proceeding or investigation is commenced in respect of which indemnity may be sought hereunder, but failure to notify an indemnifying party shall not relieve the indemnifying party from its obligations to indemnify hereunder, except to the extent that the indemnifying party has been prejudiced in any material respect by such failure. If it so elects within a reasonable time after receipt of such notice, an indemnifying party may assume the defense of such action, including the employment of counsel satisfactory to the indemnified parties and the payment of all expenses of the indemnified party in connection with such action. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel satisfactory to such indemnified party or parties or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties that are different from or additional to those available to one or more of the indemnifying parties, in any of which events such fees and expenses shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. The Offerors shall be jointly and severally liable for any settlement of any claim against the Underwriter (or any of its directors, officers, employees, agents or controlling persons) made with the Offerors' written consent, which consent shall not be unreasonably withheld. The Offerors shall not, without the written consent of the Underwriter, settle or compromise any claim against the Underwriter (or any of its directors, officers, employees, agents or controlling persons) based upon circumstances giving rise to an indemnification claim against the Offerors hereunder unless such settlement or compromise provides that the Underwriter and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect to such claim. The Underwriter shall not, without the written consent of the Offerors, settle or compromise any claim against the Offerors (or any of its directors, officers, employees, agents or controlling persons) based upon circumstances giving rise to an indemnification claim against the Underwriter hereunder unless such settlement or compromise provides that the Offerors and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect to such claim.

         (d) In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court that such indemnification may not be enforced by the indemnified party in such case, even though the express provisions hereof provide for indemnification in such case, then the Offerors, on the one hand, and the Underwriter, on the other hand, shall contribute to the amount paid or payable by such indemnified person as a result of such loss, liability, claim, damage and expense in such proportion as is appropriate to reflect the relative benefits received by the Offerors, on the one hand, and the Underwriter, on the other hand, from the underwriting, and also the relative fault of the Offerors, on the one hand, and the Underwriter, on the other hand, in connection with the statements, acts or omissions which resulted in such loss, liability, claim, damage and expense, and any other relevant equitable considerations. No person found liable for a fraudulent misrepresentation or omission shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation or omission. Notwithstanding the foregoing, the Underwriter shall not be obligated to contribute any amount hereunder that exceeds the amount of the underwriting commission paid to the Underwriter with respect to the Preferred Securities or underwriting discount applicable to the Shares, as the case may be, purchased by the Underwriter.

         (e) The indemnity and contribution agreements contained herein are in addition to any liability which the Offerors may otherwise have to the Underwriter.

         (f) Neither termination nor completion of the engagement of the Underwriter nor any investigation made by or on behalf of the Offerors or the Underwriter shall affect the indemnification obligations of the Offerors or the Underwriter hereunder, which shall remain and continue to be operative and in full force and effect.

         Section 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. The representations, warranties, indemnities, agreements and other statements of the Offerors or their officers or trustees or the Underwriter set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Offerors or the Underwriter or any controlling person and will survive delivery of and payment for the Securities.

         Section 8. OFFERING BY THE UNDERWRITER. The Offerors are advised by the Underwriter that the Underwriter proposes to make a public offering of the Securities, on the terms and conditions set forth in the Registration
Statement from time to time as and when the Underwriter deems advisable after the Registration Statement becomes effective. Because the NASD is expected to view the Preferred Securities as interests in a direct participation program, the offering of the Preferred Securities is being made in compliance with the applicable provisions of Rule 2810 of the NASD's Conduct Rules.

         Section 9.    TERMINATION OF AGREEMENT.

         (a) The Underwriter may terminate this Agreement, by notice to the Offerors, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Corporation and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of existing hostilities or other national or international calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the Underwriter's reasonable judgment (which judgment shall be in good faith), impracticable to market the Securities or enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Corporation has been suspended or materially limited by the Commission or the NASD, or if trading generally on the New York

Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission, the NASD or any other governmental authority with appropriate jurisdiction over such matters, or (iv) if a banking moratorium has been declared by either federal or State authorities, or (v) if there shall have been such material and substantial change in the market for securities in general or in political, financial or economic conditions as in the Underwriter's reasonable judgment (which judgment shall be in good faith) makes it inadvisable to proceed with the offering, sale and delivery of the Preferred Securities on the terms contemplated by the Prospectus, or (vi) if the Underwriter reasonably determines (which determination shall be in good faith) that there has not been satisfactory disclosure of all relevant financial information relating to the Offerors in the Offerors' disclosure documents and that the sale of the Securities is inadvisable given such disclosures.

         (b) If this Agreement is terminated by the Offerors or the Underwriter pursuant to the terms hereof, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 4, 6, 10 and 12 hereof shall remain in effect.

         Section 10. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices shall be addressed as follows:

         If to the Underwriter:

         Ryan, Beck & Co., Inc.
         220 South Orange Avenue
         Livingston, New Jersey 07039
         Attention: Bruce G. Miller, Senior Vice President

         with a copy to:

         Patton Boggs LLP
         2550 M Street, N.W.
         Washington, D.C. 20037
         Attention: Mary M. Sjoquist, Partner

         If to the Corporation or the Trust:

         Metropolitan Financial Corp.
         6001 Landerhaven Drive
         Mayfield Heights, Ohio 44124
         Attention:  David G. Lodge, President
         with a copy to:

         Thompson Hine & Flory LLP
         3900 Key Center
         127 Public Square
         Cleveland, Ohio 44114
         Attention: Paul N. Harris, Partner

         Section 11. PARTIES. This Agreement is made solely for the benefit of the Underwriter, and the officers, directors, employees and agents of the Underwriter, to the extent provided in Section 6 hereof, the Trust and the Corporation and, to the extent provided in Section 6 hereof, any person controlling the Trust, the Corporation or the Underwriter, and the directors of the Corporation, or trustees of the Trust, their respective officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from the Underwriter of the Securities.

         Section 12. ARBITRATION. Any claims, controversies, demands, disputes or differences between or among the parties hereto or any persons bound hereby arising out of, or by virtue of, or in connection with, or otherwise relating to this Agreement shall be submitted to and settled by arbitration conducted in Cleveland, Ohio before one or three arbitrators, each of whom shall be knowledgeable in the field of securities law and investment banking. Such arbitration shall otherwise be conducted in accordance with the rules then existing of the American Arbitration Association. The parties hereto agree to share equally the responsibility for all fees of the arbitrators, abide by any decision rendered as final and binding and waive the right to appeal the decision or otherwise submit the dispute to a court of law for a jury or non-jury trial. The parties hereto specifically agree that neither party may appeal or subject the award or decision of any such arbitrator to appeal or review in any court of law or in equity or in any other tribunal, arbitration system or otherwise. Judgment upon any award granted by such arbitrator may be enforced in any court having jurisdiction thereof.

         Section 13. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New Jersey.

         Section 14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Corporation, the Trust and the Underwriter in accordance with its terms.

                                          Very truly yours,

                                          METROPOLITAN CAPITAL TRUST II


                                          By:     Metropolitan Financial Corp.,
                                                  as Depositor

                                          By:___________________________________

                                          Name:
                                          Title:

                                          METROPOLITAN FINANCIAL CORP.


                                          By:__________________________________
                                          Name:
                                          Title:







Confirmed and accepted as of
the date first above written:

RYAN, BECK & CO., INC.


By:________________________________
Name:
Title:

                                                                     EXHIBIT A
                                                                     ---------




                         METROPOLITAN FINANCIAL CORP.
                        300,000 Shares of Common Stock
                                 No Par Value


                         METROPOLITAN CAPITAL TRUST II
                          (a Delaware business trust)

                        1,500,000 Preferred Securities
                  ____% Cumulative Trust Preferred Securities
                (Liquidation Amount $10 per Preferred Security)



                         PRICE DETERMINATION AGREEMENT
                         -----------------------------




                                 ______, 1999




         Ryan, Beck & Co., Inc.
         220 South Orange Avenue
         Livingston, New Jersey  07039

         Ladies and Gentlemen:

         Reference is made to the Underwriting Agreement, dated the date hereof (the "Underwriting Agreement"), among Metropolitan Capital Trust II, a Delaware business trust (the "Trust"), Metropolitan Financial Corp., an Ohio corporation (the "Corporation " and, together with the Trust, the "Offerors"), and Ryan, Beck & Co., Inc. (the "Underwriter"). The Underwriting Agreement provides for the purchase by the Underwriter from the Corporation, subject to the terms and conditions set forth therein, of 300,000 shares of Common Stock, no par value, of the Corporation (the "Shares"), subject to the Underwriter's option to purchase up to an additional 45,000 Shares of Common Stock (to cover overallotments, if any). Additionally, the Underwriting Agreement provides for the purchase by the Underwriter from the Trust, subject to the terms and conditions set forth therein, of 1,500,000 of the ____% Cumulative Trust Preferred Securities of the Trust (the "Preferred Securities"), subject to the Underwriter's option to purchase up to an additional 225,000 Preferred Securities (to cover over-allotments, if any). This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

         Pursuant to Section 2 of the Underwriting Agreement, the Offerors agree with the Underwriter as follows:

         1.   The public offering price per Share shall be $_____.

         2. The purchase price for the Shares to be paid by the Underwriter shall be $______ per Share.

         3.   The public offering price per Preferred Security shall be $10.

         4. The purchase price for the Preferred Securities to be paid by the Underwriter shall be $10 per Preferred Security.

         5. The commission per Preferred Security to be paid by the Corporation to the Underwriter for its commitment hereunder shall be $0.375 per Preferred Security.

         6. The distribution rate on the Preferred Securities shall be _____% per annum.

         The Offerors represent and warrant to the Underwriter that the representations and warranties of the Offerors set forth in Section 1(a) of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

         This Agreement shall be governed by the laws of the State of New
Jersey.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts and together with the Underwriting Agreement, shall be a binding agreement between the Underwriter and the Offerors in accordance with its terms and the terms of the Underwriting Agreement.

                                         Very truly yours,

                                         METROPOLITAN CAPITAL TRUST II

                                         By: Metropolitan Financial Corp.,
                                             as Depositor


                                         By:______________________________
                                         Name:
                                         Title:




                                         METROPOLITAN FINANCIAL CORP.


                                         By:_______________________________
                                         Name:
                                         Title:

Confirmed and accepted as of
the date first above written:

RYAN, BECK & CO., INC.


By: __________________________
Name:
Title:

                                                                     EXHIBIT B
                                                                     ---------


         The opinion of counsel to the Corporation to be delivered pursuant to
Section 5(b)(i) of the Underwriting Agreement shall be substantially to the effect that:

         (a) The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, with requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and is registered as a savings and loan holding company under the Home Owners' Loan Act of 1933, as amended (the "HOLA"). The Bank is a savings association duly organized, validly existing and in good standing under the laws of the State of Ohio, with requisite power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement. Each of the Corporation's other subsidiaries is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, with requisite corporate power and authority to own, lease and operate its respective properties and conduct its business as described in the Registration Statement, except where the failure to be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Corporation and its subsidiaries, considered as one enterprise.

         (b) The Corporation and each subsidiary are duly qualified to transact business as foreign corporations under the corporation laws of each jurisdiction in which the Corporation or such subsidiary, as the case may be, owns or leases property of a nature, has an office or transacts business of a type that would make such qualification necessary, except where the failure so to qualify would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Corporation and its subsidiaries, considered as one enterprise.

         (c) The deposit accounts of the Bank are insured by the Savings Association Insurance Fund of the FDIC up to the maximum amount allowable by law, and no proceedings for the termination or revocation of such membership or insurance are pending or, to such counsel's knowledge, threatened.

         (d) All of the issued and outstanding shares of capital stock of each of the Corporation's direct or indirect subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable and, to such counsel's knowledge, all of such shares, with the exception of the Preferred Securities and of the 8.60% Cumulative Trust Preferred Securities issued by Metropolitan Capital Trust I, are owned by the Corporation or one of its wholly-owned subsidiaries, free and clear of any security interests, liens, pledges, claims or other encumbrances, except where the failure to own such shares free and clear of any security interests, liens, pledges, claims or other encumbrances would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Corporation and its subsidiaries, considered as one enterprise.

         (e) As of the dates specified therein, the Corporation had authorized and outstanding capital stock as set forth in the Prospectus under the heading "Capitalization." The capital stock of the Corporation conforms to the description thereof contained in the Prospectus in all material respects. All of the outstanding shares of the capital stock of the Corporation have been duly authorized and are validly issued, fully paid and nonassessable, and the Shares to be sold by the Corporation have been duly authorized, and upon issuance thereof and payment therefor as provided herein, will be validly issued, fully paid and nonassessable; none of the issued shares of Common Stock has been issued in violation of or subject to any preemptive rights provided for by law or by the Corporation's Articles of Incorporation. There are no preemptive rights or, to the knowledge of such counsel, other rights to subscribe for or to purchase, or any restriction upon the transfer of, the Shares pursuant to the Corporation's Articles of Incorporation, Code of Regulations or other governing documents or, to the knowledge of such counsel, any agreement or other instrument to which the Corporation is a party or by which it may be bound except as described in the Prospectus and except for restrictions on transfer imposed under applicable securities laws.

         (f) The Corporation has full corporate power and authority to execute, deliver and perform the Underwriting Agreement and to issue the Junior Subordinated Debentures as contemplated by the Prospectus; the Underwriting Agreement has been duly authorized, executed and delivered by the Corporation; and assuming the due authorization, execution and delivery thereof by the Trust and the Underwriter, the Underwriting Agreement constitutes a legal, valid, and binding obligation of each of the Corporation and the Trust, enforceable against each of the Corporation and the Trust in accordance with its terms, except as enforceability of the Underwriting Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by equitable principles limiting the right to specific performance or other equitable relief and except as the obligations of the Corporation under the indemnification and contribution provisions of Section 6 of the Underwriting Agreement may be limited by public policy, as to which no opinion is expressed.

         (g) The Trust Agreement has been duly authorized, executed and delivered by the Corporation.

         (h) The Guarantee Agreement has been duly authorized, executed and delivered by the Corporation and is a valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general equity principles (whether considered in a proceeding in equity or at law).

         (i) The Expense Agreement has been duly authorized, executed and delivered by the Corporation and is a valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general equity principles (whether considered in a proceeding in equity or at law).

         (j) The Indenture has been duly authorized, executed and delivered by the Corporation, and is a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general equity principles (whether considered in a proceeding in equity or at law).

         (k) The Junior Subordinated Debentures have been duly authorized, executed and delivered by the Corporation and, when duly authenticated in accordance with the Indenture and delivered and paid for as contemplated by the Prospectus, will be valid and binding obligations of the Corporation, entitled to the benefits of the Indenture and enforceable against the Corporation in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general equity principles (whether considered in a proceeding in equity or at law).

         (l) Each of the Indenture, the Trust Agreement and the Guarantee Agreement has been duly qualified under the Trust Indenture Act.

         (m) Neither the filing of the Registration Statement nor the offer or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Securities or any other securities of the Offerors. The Underwriter will receive good and marketable title to the Securities to be sold by the Offerors to be issued and delivered pursuant to this Agreement, free and clear of all liens, encumbrances, claims, security interests, restrictions, stockholders' agreements and voting trusts whatsoever. All offers and sales of the Corporation's securities prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the Securities Act and were duly registered or the subject of an exemption from the registration requirements of applicable state securities or Blue Sky laws.

         (n) Neither the Corporation nor the Trust is an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act.

         (o) The statements set forth in the Registration Statement under the captions "Certain Federal Income Tax Consequences," "Description of the Preferred Securities," "Description of the Junior Subordinated Debentures," "Description of the Guarantee," "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee," "Description of the Common Stock," "Restrictions on Acquisition of the Corporation and the Bank" and "ERISA Considerations" insofar as they purport to describe the provisions of the laws referred to therein, fairly summarize the legal matters described therein.

         (p) Such counsel are of the opinions ascribed to in the Registration Statement under the caption "Certain Federal Income Tax Consequences."

         (q) The Registration Statement was declared effective under the 1933 Act on ___________, 1999, any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and, to the best of such counsel's knowledge, no proceedings therefor have been initiated or threatened by the Commission.

         (r) The Registration Statement (including the information required by Rule 430A, if applicable) and the Prospectus and any amendment or supplement thereto (except for the financial statements and other financial and statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of their respective effective or issue dates, complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations.

         (s) There are no legal or governmental proceedings to which the Corporation or any subsidiary is a party or of which any property of the Corporation or any subsidiary is the subject that are required to be disclosed in the Registration Statement or that would affect the consummation of the transactions contemplated in the Underwriting Agreement or the Indenture; and to the best of such counsel's knowledge, there are no such proceedings that are threatened or contemplated by governmental authorities or threatened by others.

         (t) To such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement or to be filed as exhibits thereto other than those described therein or filed or incorporated by reference as exhibits thereto; and such instruments as are summarized in the Registration Statement are fairly summarized in all material respects.

         (u) No approval, authorization, consent, registration, qualification or other order of any public board or body is required in connection with the execution and delivery of the Underwriting Agreement, the Trust Agreement, the Guarantee Agreement, the Expense Agreement and the Indenture or the issuance and sale of the Preferred Securities or the consummation by the Corporation of the other transactions contemplated by the Underwriting Agreement, the Trust Agreement, the Guarantee Agreement, the Expense Agreement or the Indenture, except such as have been obtained under the 1933 Act, the 1934 Act and the Trust Indenture Act or such as may be required under the blue sky or securities laws of various states in connection with the offering and sale of the Securities.

         (v) To the best of such counsel's knowledge, each of the Corporation, the Bank and each other subsidiary has all material licenses, permits and other governmental authorizations currently required for the conduct of its business as presently conducted.

         (w) The execution and delivery of the Underwriting Agreement, the Trust Agreement, the Guarantee Agreement, the Expense Agreement and the Indenture, the issuance and sale of the Junior Subordinated Debentures, the compliance by the Corporation with the provisions of the Junior Subordinated Debentures, the Indenture, the Trust Agreement, the Guarantee Agreement, the Expense Agreement and the Underwriting Agreement and the consummation of the transactions therein contemplated will not conflict with or constitute a breach of, or default under, the articles of incorporation or code of regulations of the Corporation or any subsidiary or a breach or default under any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which either the Corporation or any subsidiary is a party or by which any of them or any of their respective properties may be bound except for such breaches as would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Corporation and its subsidiaries considered as one enterprise, nor will such action result in a violation on the part of the Corporation or any subsidiary of any applicable law or regulation or of any administrative, regulatory or court decree known to such counsel.

         (x) Such counsel has participated in conferences with officers and other representatives of the Corporation, representatives of special Delaware counsel to the Corporation and the Trust, representatives of the independent accountants of the Corporation and representatives of the Underwriter and its counsel at which the contents of the Registration Statement and Prospectus and related matters were discussed. Such counsel has not, however, independently verified the accuracy, completeness or fairness of statements contained in the Registration Statement and the Prospectus, and such counsel advises the Underwriter that, on the basis of the foregoing (and upon procedures set forth in such counsel's opinion) and relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Corporation, no facts have come to the attention of such counsel to lead it to believe (a) that the Registration Statement (including the information required by Rule 430A, if applicable) or any amendment thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need not comment), at the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) that the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need not comment), at the time the Prospectus was issued, or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                     EXHIBIT C
                                                                     ---------

         The opinion of special Delaware counsel to the Corporation and the Trust to be delivered pursuant to Section 5(b)(ii) of the Underwriting Agreement shall be substantially to the effect that:


         (a) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

         (b) Under the Delaware Act and the Trust Agreement, the Trust has the business trust power and authority to own its property and to conduct its business, all as described in the Prospectus.

         (c) The Trust Agreement constitutes a valid and binding obligation of the Corporation and the Trustees and is enforceable against the Corporation and the Trustees in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, receivership, liquidation, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) general principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) considerations of public policy or the effect of applicable law relating to fiduciary duties.

         (d) Under the Delaware Act and the Trust Agreement, the Trust has the business trust power and authority to execute and deliver, and to perform its obligations under, the Underwriting Agreement and to issue and perform its obligations under the Preferred Securities and the Common Securities.

         (e) Under the Delaware Act and the Trust Agreement, the execution and delivery by the Trust of the Underwriting Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary business trust action on the part of the Trust.

         (f) The Preferred Securities have been duly authorized for issuance by the Trust Agreement and, when issued, executed, authenticated and delivered in accordance with the terms of the Trust Agreement against payment therefor as set forth in the Underwriting Agreement, will be duly and validly issued and (subject to the terms of the Trust Agreement) fully paid and nonassessable undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement (subject to the limitations set forth in paragraph 3 above). The holders of the Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitations of personal liability as are extended to holders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided that such counsel need express no opinion with respect to the liability of any holder of the Preferred Securities who is, was or may become a named Trustee of the Trust.



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

         (g) The Common Securities have been duly authorized for issuance by the Trust Agreement and, when issued, executed, and delivered to the Corporation against payment therefor in accordance with the terms of the Trust Agreement, will be duly and validly issued and (subject to the terms of the Trust Agreement) fully paid and nonassessable undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement (subject to the limitations set forth in paragraph 3 above).

         (h) Under the Delaware Act and the Trust Agreement, the issuance of the Preferred Securities and the Common Securities is not subject to any preemptive rights.

         (i) The issuance and sale by the Trust of the Preferred Securities and Common Securities, the purchase by the Trust of the Junior Subordinated Debentures, the execution, delivery and performance by the Trust of the Underwriting Agreement, the consummation by the Trust of the transactions contemplated by the Underwriting Agreement and the compliance by the Trust with its obligations thereunder will not violate (i) any of the provisions of the Certificate of Trust or the Trust Agreement or (ii) any applicable Delaware law or administrative regulation.

                                                                     EXHIBIT D
                                                                     ---------


         The opinion of counsel to Trust Company to be delivered pursuant to
Section 5(b)(iii) of the Underwriting Agreement shall be substantially to the effect that:

         (a) The Trust Company has been duly incorporated and is validly existing in good standing as a banking corporation under the laws of the State of Delaware.

         (b) The Trust Company has full corporate power and authority to execute, deliver and perform its obligations under the Trust Agreement, the Indenture and the Guarantee Agreement.

         (c) Each of the Trust Agreement, the Indenture and the Guarantee Agreement has been duly authorized, executed and delivered by the Trust Company and constitutes a legal, valid and binding obligation of the Trust Company, enforceable against the Trust Company, in accordance with its terms.

         (d) The execution, delivery and performance by the Trust Company of the Trust Agreement, the Guarantee Agreement and the Indenture do not conflict with or result in a violation of the certificate of incorporation or by-laws of the Trust Company.

         (e) No consent, approval or authorization of, or registration with or notice to, any governmental authority or agency of the State of Delaware of the United States of America governing the banking or trust powers of the Trust Company is required for the execution, delivery or performance by the Trust of the Trust Agreement, the Indenture or the Guarantee Agreement.

         (f) The Junior Subordinated Debentures delivered on the date hereof have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.





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